UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 16, 2007
Date of Report (Date of earliest event reported)
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth under Item 8.01 regarding the Amended and Restated Standstill Agreement dated July 16, 2007 is incorporated by reference into this Item 1.01.
Item 8.01 Other Events.
PRG-Schultz International, Inc. (“PRG” or the “Company”) intends to undertake a refinancing whereby PRG will refinance portions of its capital structure to reduce its leverage and to simplify its capital structure. In connection with the proposed refinancing, PRG intends to replace its existing credit facility, redeem its 11% Senior Notes (the “Senior Notes”) and redeem, to the extent not previously converted into the Company’s common stock, its 10% Senior Convertible Notes (the “Convertible Notes”) and its 9% Series A Convertible Preferred Stock (the “Preferred Stock”). PRG intends to solicit consents from holders of the Senior Notes and the Convertible Notes to amend the indentures governing those notes to shorten the time period necessary to complete the refinancing.
In connection with the proposed refinancing, PRG has entered into a Conversion and Support Agreement (the “Support Agreement”) with Blum Capital Partners, L.P. and certain of its affiliates (collectively “Blum”). Under the terms of the Support Agreement, Blum has agreed, subject to certain terms and conditions, to support the proposed refinancing by providing its consent in connection with the Company’s consent solicitation to amend the indentures governing the Senior Notes and the Convertible Notes and, if called for redemption by the Company, to convert all of the Convertible Notes and shares of Preferred Stock it owns into shares of the Company’s common stock. In addition, Blum has agreed, as a lender under PRG’s current credit facility, to support, if necessary, any amendment to or waiver of the relevant provisions of the credit facility, to permit the simultaneous redemption of the notes. Blum currently holds approximately 28% of the outstanding Senior Notes, approximately 31% of the outstanding Convertible Notes and approximately 57% of the outstanding shares of Preferred Stock.
As consideration for the Support Agreement, on July 16, 2007, PRG entered into an Amended and Restated Standstill Agreement (the “New Standstill Agreement”) with Blum. Upon effectiveness, the New Standstill Agreement will replace and supersede the Amended and Restated Standstill Agreement dated November 14, 2005 between the Company and Blum (the “Old Standstill Agreement”).
Under the terms of the New Standstill Agreement, without the prior written consent of the board of directors of PRG, Blum may not acquire or offer, make a proposal or agree to acquire, in any manner, any voting stock of the Company or its subsidiaries (or beneficial ownership thereof) if, after taking account of such acquisition, Blum will be the beneficial owner of more than 49.9% of the Company’s common stock. Previously, under the terms of the Old Standstill Agreement, Blum was generally prohibited from beneficially acquiring any additional shares of the Company’s common stock and such limitation was lowered, on a share-for-share basis, every time Blum disposed of any shares. If the Company completes the refinancing and, in connection therewith, all of the Company’s outstanding Convertible Notes and shares of Preferred Stock are converted into shares of the Company’s common stock, it is anticipated that Blum’s beneficial ownership will be approximately 25%. The Company has also agreed under the New Standstill Agreement to amend its Shareholder Protection Rights Agreement to make a corresponding change to Blum’s ownership limitations set forth therein.

In addition, the New Standstill Agreement does not include any limitations on Blum’s voting of the shares of Company’s common stock and the Preferred Stock. Under the Old Standstill Agreement, any shares owned by Blum in excess of 15% of the Company’s outstanding voting power (combining the voting power of the Common Stock and the Preferred Stock) were required to be voted by Blum in accordance with the recommendation of PRG’s board of directors.
The New Standstill Agreement will not become effective until PRG has received consent from the lenders under its current credit facility to enter into the agreement and the earlier of (A) the holders of the Senior Notes waive certain prohibitions under the Senior Notes indenture, to the extent they apply, that would otherwise prohibit the Company from amending the Old Standstill Agreement or (B) the Company’s obligations under the Senior Notes indenture are terminated.
A copy of the New Standstill Agreement is filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference.
Forward Looking Statements
This Current Report includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, in addition to historical information. Such statements include both implied and express statements regarding the Company’s proposed refinancing, including replacing the Company’s current credit facility and the redemption of the Senior Notes, the Convertible Notes and the Preferred Stock, the solicitation of consents to amend the indentures governing the Senior Notes and the Convertible Notes, the conversion of the Convertible Notes and the Preferred Stock into shares of the Company’s common stock and Blum’s anticipated beneficial ownership of the Company’s common stock following any such refinancing. Such forward looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual events, results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include the Company’s ability to obtain a new credit facility on terms and conditions acceptable to the Company, market conditions relative to the Company’s common stock that could affect the conversion of the Convertible Notes and the Preferred Stock and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 23, 2007. The Company disclaims any obligation or duty to update or modify these forward-looking statements.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Amended and Restated Standstill Agreement, dated as of July 16, 2007, by and among PRG-Schultz International, Inc., Blum Capital Partners, L.P. and certain of its affiliates.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: July 16, 2007